Exhibit 99.1                                                MEDIA CONTACT:
                           151 Farmington Avenue            Roy E. Clason, Jr.
                           Hartford, Conn.  06156           (860) 273-7392
                                                            Clasonr@aetna.com

                                                            INVESTOR CONTACT:
                                                            Dennis Oakes
                                                            (860) 273-6184
                                                            Oakesd@aetna.com

                    AETNA REPORTS FIRST QUARTER 2003 RESULTS

             - FIRST-QUARTER OPERATING EARNINGS OF $2.03 PER SHARE

   - PER SHARE EARNINGS, BEFORE PRIOR-PERIOD FAVORABLE DEVELOPMENT, OF $1.34, COMPARED WITH THOMPSON/FIRST CALL CONSENSUS ESTIMATE OF $0.86

                 - FIRST-QUARTER NET INCOME OF $2.12 PER SHARE

HARTFORD, CT, APRIL 24, 2003 -- Aetna (NYSE: AET) today announced first-quarter operating earnings, which exclude net realized capital gains, of $2.03 per share. This compares with operating earnings of $0.44 per share in the first quarter of 2002, which excluded a favorable income tax reserve release.1 First quarter 2003 operating earnings included approximately $0.69 per share of favorable development of prior-period medical cost estimates. Without the favorable development, first quarter 2003 operating earnings were $1.34 per share, which compares to the Thompson/First Call consensus analyst estimate of $0.86 per share. Aetna's net income for the first quarter 2003 was $2.12 per share, compared with income from continuing operations of $0.59 per share in the first quarter of 2002.

                                    - more -

QUARTERLY FINANCIAL RESULTS AT A GLANCE

                                                             THREE MONTHS ENDED
                                       MARCH 31, 2003         MARCH 31, 2002      DECEMBER 31, 2002
Total revenues                         $4.5 billion           $5.3 billion        $4.7 billion
Operating earnings(1)                  $315.9 million*        $64.9 million       $142.6 million***

Per share operating
earnings(1)                            $2.03*                 $0.44               $0.92***

Net income (loss)(2)                   $330.0 million*        $(2.83) billion**   $98.2 million***

Per share net income (loss)(2)         $2.12*                 $(19.00)**          $0.63***


* Includes approximately $107 million after tax, or $0.69 per share, of favorable development of prior-period medical cost estimates.

** Net loss in the first quarter 2002 reflects the recording of $50 million income from discontinued operations and the recording of a $2.97 billion noncash impairment of goodwill, resulting from the adoption of a new accounting standard FAS 142, "Goodwill and Other Intangible Assets." Income from continuing operations, which is before these items, was $88.0 million, or $0.59 per share.

*** Includes approximately $23 million after tax, or $0.15 per share, of favorable development of prior-period medical cost estimates.

Aetna/2

"Our strong first-quarter results reflect the strength and momentum of the company's turnaround," said John W. Rowe, M.D., chairman and CEO. "This outstanding performance was primarily the result of a sharp deceleration in the rate of medical cost increases due to significant moderation in utilization. We are particularly gratified that we are seeing meaningful early benefits from our disease and case management programs, which are contributing to the decline in utilization. These programs and other initiatives in which we are working cooperatively with physicians help them care for our members more effectively, resulting in better outcomes and fewer hospitalizations.

"As we have projected, our membership declined in the quarter as a consequence of prior actions. Despite this and a general reduction of the work force in a difficult economy, sales activity is picking up. In the past quarter, we continued adding customers to Aetna HealthFund, our consumer-directed health care product, and we now have more than 55 plan sponsors.

"As our turnaround gains momentum, we realize we continue to have significant challenges ahead of us. We are confident that we are taking the right steps toward completing our turnaround and setting Aetna on a path to regain industry leadership," Dr. Rowe said.

"Clearly, our customer-focused operating model and our `back-to-basics' strategy has worked well," said President Ronald A. Williams. "As we look forward to the remainder of 2003, our focus will be on perfecting the basics while working diligently to position the company for long-term profitable growth."

HEALTH CARE BUSINESS RESULTS

Health Care, which provides a full range of fully and self-insured health care and dental products and services, reported:

- Operating earnings of $293.3 million for the first quarter 2003. This compares with first quarter 2002 operating earnings of $44.7 million, which excluded a favorable income tax reserve release, and fourth quarter 2002 operating earnings of $120.7 million, which excluded a severance and facilities charge. Health Care operating earnings included approximately $107 million after tax of favorable

                                    - more -

Aetna/3

      development of prior-period medical cost estimates in the first quarter 2003 and approximately $23 million after tax in the fourth quarter 2002.

- Net income of $301.9 million for the first quarter 2003, compared with income from continuing operations of $67.0 million in the first quarter 2002 and net income of $88.5 million in the fourth quarter 2002. These amounts include net realized capital gains and losses for all periods, as well as other items for the 2002 periods.

- Excluding the favorable prior-period development noted above, a reported Commercial Risk Medical Cost Ratio (MCR) of 77.0 percent for the first quarter 2003 compared with 85.7 percent for the first quarter 2002 and
      81.6 percent for the fourth quarter 2002. Including the favorable development, the reported MCR was 72.0 percent for the first quarter 2003 and 80.5 percent for the fourth quarter 2002.

- Excluding the favorable prior-period development noted above, a reported Medicare HMO MCR of 84.4 percent for the first quarter 2003 compared with
      80.5 percent for the first quarter 2002 and 86.4 percent for the fourth quarter 2002. Including the favorable development, the reported Medicare HMO MCR was 79.0 percent for the first quarter 2003.

- A decrease in operating expenses of approximately $59.0 million from the first quarter 2002 and $37.0 million from fourth quarter 2002, excluding a severance and facilities charge, primarily reflecting lower membership levels and ongoing expense-reduction initiatives.

- Total medical membership slightly above 13.0 million at March 31, 2003, a decrease of 647,000 from December 31, 2002.

GROUP INSURANCE BUSINESS RESULTS

Group Insurance, which includes Group Life, Disability and Long-Term Care products, reported:

- Operating earnings of $32.6 million for the first quarter 2003. This compares with $33.0 million for the first quarter 2002 and $34.7 million for the fourth quarter 2002, which excluded a severance and facilities charge. Results were lower than fourth

                                    - more -

Aetna/4

      quarter 2002, primarily reflecting higher expenses offset in part by a lower overall benefit cost ratio.

- Net income of $35.1 million for the first quarter 2003, compared with $34.7 million in first quarter 2002 and $25.4 million in fourth quarter 2002. Net income includes net realized capital gains and losses for all periods, as well as the severance and facilities charge in the fourth quarter 2002.

- Total revenues for the first quarter 2003 of $457.4 million, compared with $440.8 million for the first quarter of 2002 and $436.8 million for the fourth quarter of 2002.

LARGE CASE PENSIONS BUSINESS RESULTS

Large Case Pensions, which manages a variety of discontinued and other retirement and savings products primarily for defined benefit and defined contribution plan customers, reported:

- Operating earnings of $6.8 million for the first quarter 2003 compared with $6.3 million for the first quarter 2002 and $7.1 million for the fourth quarter 2002.

- Net income of $9.8 million for the first quarter 2003, compared with $5.4 million in first quarter 2002 and $4.2 million in fourth quarter 2002. Net income includes net realized capital gains and losses for all periods.

TOTAL COMPANY RESULTS

- TOTAL REVENUES. Revenues were $4.5 billion for the first quarter 2003, compared with $5.3 billion for the first quarter 2002 and $4.7 billion for the fourth quarter 2002. The quarterly and year-over-year decreases reflect lower health membership, partially offset by higher per-member premiums.

- TOTAL OPERATING EXPENSES. Pretax operating expenses were $1.02 billion for the first quarter 2003, $52.3 million less than first quarter 2002 and $24.7 million less than fourth quarter 2002 (including the severance and facilities charge of $45.0 million in the fourth quarter of 2002, first quarter 2003 pretax operating expenses declined $69.7 million).

- CORPORATE INTEREST expense was $16.8 million after tax for the first quarter 2003, compared with $19.1 million for the first quarter 2002 and $19.9 million for the fourth

                                    - more -

Aetna/5

      quarter 2002.

- NET INCOME/LOSS. Aetna reported net income of $330.0 million for the first quarter 2003, compared with a net loss of $(2.83) billion(2) for the first quarter 2002 and net income of $98.2 million for the fourth quarter of 2002.

- IMPROVED PRETAX OPERATING MARGIN of 8.2 percent without favorable development, driven by a continuation of the previously noted decline in the medical cost trend and continued reductions in operating costs. The after-tax operating margin, which represents net income divided by the total revenue, was 7.4 percent.

The public can access the first-quarter conference call today at 8:30 a.m. EDT by dialing 800-946-0712, or for international callers, 719-457-2641. A live audio Webcast and replays as well as financial, statistical and other information related to the conference call will be available through Aetna's Investor Information link on the Internet at www.aetna.com. A transcript of the prepared remarks portion of the call will be available at 11 a.m. today on www.aetna.com.

Aetna is one of the nation's leading providers of health care, dental, pharmacy, group life, disability and long-term care products, serving more than 13.0 million medical members, 11.4 million dental members and 11.8 million group insurance customers, as of March 31, 2003. The company has expansive nationwide networks of more than 562,000 health care services providers, including over 337,000 primary care and specialist physicians and 3,387 hospitals. For more information about Aetna, please visit the company's Web site at www.aetna.com.

(1) In order to provide a comparison that the company believes provides useful information regarding its underlying performance, all operating earnings exclude the following from net income (loss): other items, net realized capital gains (losses), income from discontinued operations and cumulative effect adjustments. In addition, management uses operating earnings to assess performance and make operating decisions. Net realized capital gains or losses arise from various types of transactions that are not related to the core performance of the company's business. Income from discontinued operations relates to a business not currently owned, and the cumulative effect adjustment relates to the implementation of a new accounting standard, and they are excluded because such amounts do not reflect the current period underlying performance of the company's business. Severance and facilities charges of $29.2 million, included in Other Items by the company for the fourth quarter of 2002, represent an estimate of costs related to reductions of staff or exiting of facilities and are not direct expenses supporting ongoing business operations. The release of state income tax reserves of $19.8 million, included in Other Items by the company for the first quarter of 2002, was the result of the favorable conclusion of several state tax audits relating to prior periods. The company also displays certain metrics (e.g., medical cost ratios or MCRs) without favorable development of prior-period medical cost estimates to reflect the underlying decrease in the current period health care costs. For a reconciliation of financial measures calculated under accounting principles generally accepted in the United States of America (GAAP), refer to the tables on pages 7 to 11 of this release.

(2) Net loss in the first quarter 2002 reflects recording of a $2.97 billion noncash impairment of goodwill, resulting from the adoption of a new accounting standard FAS 142, "Goodwill and Other Intangible Assets."

Aetna/6

ADDITIONAL INFORMATION; CAUTIONARY STATEMENT -- Certain information in this press release is forward looking, including the statements regarding the turnaround, sales and membership. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management. Those risk factors include, but are not limited to: unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or recontracting with providers, changes in membership mix to lower-premium or higher-cost products or membership-adverse selection; as well as changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends); continued decreases in membership levels; increases in medical costs or Group Insurance claims resulting from any acts of terrorism; the ability to achieve targeted savings from work force reductions and to otherwise reduce administrative expenses in light of significant membership reductions recently experienced; the ability to maintain targeted levels of service, and improve relations with providers, as well as operating performance, while making significant staff reductions and taking actions to reduce medical costs; the ability to continue to successfully implement Aetna's new operating model; lower levels of investment income from continued lower interest rates; adverse government regulation (including legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential litigation exposure, and other proposals, such as the Patients' Bill of Rights, that would increase potential litigation exposure or mandate coverage of certain health benefits); adverse pricing actions by government payors; changes in size, product mix and medical cost experience of membership in key markets; and the outcome, including any negotiated resolution, of various litigation and regulatory matters, including multiple health care class actions and ongoing reviews of business practices by various regulatory agencies. For more discussion of important factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2002 Annual Report on Form 10-K, on file with the Securities and Exchange Commission. You also should read Aetna's 2002 Annual Report on Form 10-K and Aetna's 2003 First Quarter Report on Form 10-Q when filed with the Securities and Exchange Commission for a discussion of Aetna's historical results of operations and financial condition.

                                      # # #

Aetna/7

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                 ($ IN MILLIONS)

                                                                       Three Months Ended
                                                                       ------------------
                                                            March 31,     March 31,      December 31,
                                                              2003           2002            2002
                                                              ----           ----            ----
REVENUE:

Health care premiums                                       $  3,269.0    $  4,044.8     $  3,538.3
Other premiums                                                  417.6         421.9          420.4
Administrative services contract fees                           475.5         464.6          456.0
Net investment income                                           276.0         317.4          318.4
Other income                                                      6.7          10.6            7.9
Net realized capital gains (loss)                                21.7           5.4          (23.3)
                                                           ----------    ----------     ----------
                      Total revenue                           4,466.5       5,264.7        4,717.7
                                                           ----------    ----------     ----------
BENEFITS AND EXPENSES:

Health care costs (1)                                         2,367.9       3,448.2        2,861.7
Current and future benefits                                     527.6         567.6          578.7
Operating expenses                                            1,020.4       1,072.7        1,045.1
Interest expense                                                 25.9          29.3           30.5
Amortization of other acquired intangible assets                 12.7          49.2           12.7
Severance and facilities charge                                    --            --           45.0
                                                           ----------    ----------     ----------
                      Total benefits and expenses             3,954.5       5,167.0        4,573.7
                                                           ----------    ----------     ----------
Income from continuing operations before income taxes           512.0          97.7          144.0
Income taxes                                                    182.0           9.7           45.8
                                                           ----------    ----------     ----------
Income from continuing operations                               330.0          88.0           98.2
Income from discontinued operations, net of tax (2)                --          50.0             --
                                                           ----------    ----------     ----------
Income before cumulative effect adjustment                      330.0         138.0           98.2
Cumulative effect adjustment, net of tax (3)                       --      (2,965.7)            --
                                                           ----------    ----------     ----------
Net income (loss)                                          $    330.0    $ (2,827.7)    $     98.2
                                                           ==========    ==========     ==========
Shareholders' equity                                       $  7,372.3    $  7,027.8     $  6,980.0
                                                           ==========    ==========     ==========

(1) The three months ended March 31, 2003 include favorable development of prior-period medical cost estimates of approximately $164 million pretax (approximately $107 million after tax) in the Health Care segment. The three months ended December 31, 2002 include favorable development of prior-period medical cost estimates of approximately $35 million pretax (approximately $23 million after tax) in the Health Care segment.

(2) During the three months ended March 31, 2002, the Company released $50.0 million of federal tax reserves resulting from the resolution of several Internal Revenue Service audit issues related to former Aetna's property and casualty business.

(3) Relates to the adoption of a new accounting standard, FAS 142, Goodwill and Other Intangible Assets.

Aetna/8

                               SUMMARY OF RESULTS
                                 ($ in Millions)

                                                                                             Three Months Ended
                                                                                             ------------------
                                                                                March 31,      March 31,       December 31,
                                                                                  2003            2002             2002
                                                                                  ----            ----             ----
Operating earnings, excluding other items and favorable
   development of prior-period medical cost estimates                        $      208.9    $       64.9     $      119.6
           Favorable development of prior-period medical cost estimates             107.0              --             23.0
                                                                              -----------     -----------      -----------
Operating earnings, excluding other items                                           315.9            64.9            142.6
           Income tax reserve release (prior period related)                           --            19.8               --
           Severance and facilities charge                                             --              --            (29.2)
                                                                              -----------     -----------      -----------
Operating earnings, including other items                                           315.9            84.7            113.4
           Net realized capital gains (loss)                                         14.1             3.3            (15.2)
                                                                              -----------     -----------      -----------
Income from continuing operations (GAAP measure)                                    330.0            88.0             98.2
           Income from discontinued operations (1)                                     --            50.0               --
                                                                              -----------     -----------      -----------
Income before cumulative effect adjustment                                          330.0           138.0             98.2
                                                                              -----------     -----------      -----------
           Cumulative effect adjustment (2)                                            --        (2,965.7)              --
Net income (loss) (GAAP measure)                                             $      330.0    $   (2,827.7)    $       98.2
                                                                              ===========     ===========      ===========

Weighted average common shares - basic                                        150,981,679     144,980,117      151,179,125
                                                                              ===========     ===========      ===========

Weighted average common shares - diluted                                      155,404,140     148,800,140      154,885,692
                                                                              ===========     ===========      ===========

                       SUMMARY OF RESULTS PER COMMON SHARE

Operating earnings, excluding other items and favorable
   development of prior-period medical cost estimates             $ 1.34   $   .44    $  .77
                                                                  ======   =======    ======
Favorable development of prior-period medical cost estimates      $  .69   $    --    $  .15
                                                                  ======   =======    ======
Operating earnings, excluding other items                         $ 2.03   $   .44    $  .92
                                                                  ======   =======    ======
Operating earnings, including other items                         $ 2.03   $   .57    $  .73
                                                                  ======   =======    ======
Income from continuing operations (GAAP measure)                  $ 2.12   $   .59    $  .63
                                                                  ======   =======    ======
Income from discontinued operations (1)                           $  --    $   .34    $   --
                                                                  ======   =======    ======
Net income (loss) (GAAP measure)                                  $ 2.12   $(19.00)   $  .63
                                                                  ======   =======    ======
Shareholders' equity (3)                                          $48.55   $ 48.16    $46.54
                                                                  ======   =======    ======

(1) During the three months ended March 31, 2002, the Company released $50.0 million of federal tax reserves resulting from the resolution of several Internal Revenue Service audit issues related to former Aetna's property and casualty business.

(2) Relates to the adoption of a new accounting standard, FAS 142, Goodwill and Other Intangible Assets.

(3)   Actual common shares outstanding were 151.9 million at March 31, 2003,
      145.9 million at March 31, 2002 and 150.0 million at December 31, 2002.

Aetna/9

                             SEGMENT INFORMATION (1)
                                 ($ in Millions)

                                                                              Three Months Ended
                                                                              ------------------
                                                                    March 31,      March 31,    December 31,
                                                                      2003           2002           2002
                                                                      ----           ----           ----
TOTAL COMPANY:

Revenue, excluding net realized capital gains (loss)               $  4,444.8     $  5,259.3     $  4,741.0
           Net realized capital gains (loss)                             21.7            5.4          (23.3)
                                                                   ----------     ----------     ----------
Total revenue (GAAP measure)                                       $  4,466.5     $  5,264.7     $  4,717.7
                                                                   ==========     ==========     ==========
Operating expenses, excluding severance and facilities charge      $  1,020.4     $  1,072.7     $  1,045.1
           Severance and facilities charge                                 --             --           45.0
                                                                   ----------     ----------     ----------
Total operating expenses (GAAP measure)                            $  1,020.4     $  1,072.7     $  1,090.1
                                                                   ==========     ==========     ==========
HEALTH CARE:

Revenue, excluding net realized capital gains (loss)               $  3,801.5     $  4,581.7     $  4,054.9
           Net realized capital gains (loss)                             13.3            4.1           (6.0)
                                                                   ----------     ----------     ----------
Total revenue (GAAP measure)                                       $  3,814.8     $  4,585.8     $  4,048.9
                                                                   ==========     ==========     ==========
Operating expenses, excluding severance and facilities charge      $    962.5     $  1,021.5     $    999.5
           Severance and facilities charge                                 --             --           43.6
                                                                   ----------     ----------     ----------
Total operating expenses (GAAP measure)                            $    962.5     $  1,021.5     $  1,043.1
                                                                   ==========     ==========     ==========
Operating earnings, excluding amortization of other acquired
      intangible assets and other items (2)                        $    301.5     $     76.7     $    128.9
           Amortization of other acquired intangible assets              (8.2)         (32.0)          (8.2)
                                                                   ----------     ----------     ----------
Operating earnings, excluding other items                               293.3           44.7          120.7
           Severance and facilities charge                                 --             --          (28.3)
           Income tax reserve release (prior period related)               --           19.8             --
                                                                   ----------     ----------     ----------
Operating earnings, including other items                               293.3           64.5           92.4
           Net realized capital gains (loss)                              8.6            2.5           (3.9)
                                                                   ----------     ----------     ----------
Income from continuing operations (GAAP measure)                        301.9           67.0           88.5
           Cumulative effect adjustment                                    --       (2,965.7)            --
                                                                   ----------     ----------     ----------
Net income (loss) (GAAP measure)                                   $    301.9     $ (2,898.7)    $     88.5
                                                                   ==========     ==========     ==========
GROUP INSURANCE:

Revenue, excluding net realized capital gains (loss)               $    453.6     $    438.1     $    449.7
           Net realized capital gains (loss)                              3.8            2.7          (12.9)
                                                                   ----------     ----------     ----------
Total revenue (GAAP measure)                                       $    457.4     $    440.8     $    436.8
                                                                   ==========     ==========     ==========
Operating expenses, excluding severance and facilities charge      $     52.8     $     46.1     $     40.3
           Severance and facilities charge                                 --             --            1.4
                                                                   ----------     ----------     ----------
Total operating expenses (GAAP measure)                            $     52.8     $     46.1     $     41.7
                                                                   ==========     ==========     ==========
Operating earnings, excluding other item                           $     32.6     $     33.0     $     34.7
           Severance and facilities charge                                 --             --            (.9)
                                                                   ----------     ----------     ----------
Operating earnings, including other item                                 32.6           33.0           33.8
           Net realized capital gains (loss)                              2.5            1.7           (8.4)
                                                                   ----------     ----------     ----------
Net income (GAAP measure)                                          $     35.1     $     34.7     $     25.4
                                                                   ==========     ==========     ==========
LARGE CASE PENSIONS:

Revenue, excluding net realized capital gains (loss)               $    189.7     $    239.5     $    236.4
           Net realized capital gains (loss)                              4.6           (1.4)          (4.4)
                                                                   ----------     ----------     ----------
Total revenue (GAAP measure)                                       $    194.3     $    238.1     $    232.0
                                                                   ==========     ==========     ==========
Operating earnings                                                 $      6.8     $      6.3     $      7.1
           Net realized capital gains (loss)                              3.0            (.9)          (2.9)
                                                                   ----------     ----------     ----------
Net income (GAAP measure)                                          $      9.8     $      5.4     $      4.2
                                                                   ==========     ==========     ==========

(1) Revenue and operating expense information is presented before income taxes. Operating earnings information is presented net of income taxes.

(2) The three months ended March 31, 2003 include favorable development of prior-period medical cost estimates of approximately $164 million pretax (approximately $107 million after tax). The three months ended December 31, 2002 include favorable development of prior-period medical cost estimates of approximately $35 million pretax (approximately $23 million after tax).

Aetna/10

                                   ENROLLMENT
                             (Members in Thousands)

                                        March 31,   March 31,   December 31,
MEDICAL:                                  2003        2002         2002
                                          ----        ----         ----
Commercial
   HMO                                    4,803       6,340        5,297
   POS                                    2,241       2,712        2,615
   PPO                                    4,280       3,980        3,924
   Indemnity                              1,491       1,722        1,623
                                         ------      ------       ------
        Total Commercial Membership      12,815      14,754       13,459

Medicare HMO                                108         135          117
Medicaid HMO                                108         155          102
                                         ------      ------       ------
        Total Medical Membership         13,031      15,044       13,678
                                         ======      ======       ======
TOTAL DENTAL MEMBERSHIP                  11,378      12,127       11,767
                                         ======      ======       ======
TOTAL GROUP INSURANCE MEMBERSHIP         11,773      11,875       11,664
                                         ======      ======       ======


                                OPERATING MARGINS
                                 ($ in Millions)

                                                                                                Three Months Ended
                                                                                                ------------------
                                                                                  March 31,        March 31,       December 31,
                                                                                    2003             2002             2002
                                                                                    ----             ----             ----
RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES:

Cash operating earnings, excluding interest expense, other items
        and favorable development (A)                                            $    364.9      $    170.8      $    220.5
      Favorable development of prior-period medical cost estimates                    164.0              --            35.0
                                                                                 ----------      ----------      ----------
Cash operating earnings, excluding interest expense and other items (B)               528.9           170.8           255.5
      Interest expense                                                                (25.9)          (29.3)          (30.5)
      Amortization of other acquired intangible assets                                (12.7)          (49.2)          (12.7)
      Severance and facilities charge                                                    --              --           (45.0)
      Net realized capital gains (loss)                                                21.7             5.4           (23.3)
                                                                                 ----------      ----------      ----------
Income from continuing operations before income taxes (C) (GAAP measure)         $    512.0      $     97.7      $    144.0
                                                                                 ==========      ==========      ==========
RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS:

Cash operating earnings, excluding interest expense, other items
        and favorable development (D)                                            $    233.9      $    116.0      $    147.7
      Favorable development of prior-period medical cost estimates, net of tax        107.0              --            23.0
                                                                                 ----------      ----------      ----------
Cash operating earnings, excluding interest expense and other items (E)               340.9           116.0           170.7
      Interest expense, net of tax                                                    (16.8)          (19.1)          (19.9)
      Amortization of other acquired intangible assets, net of tax                     (8.2)          (32.0)           (8.2)
      Income tax reserve release (prior period related)                                  --             19.8             --
      Severance and facilities charge, net of tax                                        --              --           (29.2)
      Net realized capital gains (loss), net of tax                                    14.1             3.3           (15.2)
                                                                                 ----------      ----------      ----------
Income from continuing operations (F) (GAAP measure)                             $    330.0      $     88.0      $     98.2
                                                                                 ==========      ==========      ==========
RECONCILIATION OF REVENUE:

Revenue, excluding net realized capital gains (loss) (G)                         $  4,444.8      $  5,259.3      $  4,741.0
      Net realized capital gains (loss)                                                21.7             5.4           (23.3)
                                                                                 ----------      ----------      ----------
Total revenue (H) (GAAP measure)                                                 $  4,466.5      $  5,264.7      $  4,717.7
                                                                                 ==========      ==========      ==========
TOTAL COMPANY OPERATING MARGINS:

Pretax operating margin - Adjusted (A)/(G)                                              8.2%                            4.7%
Pretax operating margin (B)/(G)                                                        11.9%            3.2%            5.4%
Pretax operating margin (C)/(H) (GAAP measure)                                         11.5%            1.9%            3.1%

After-tax operating margin - Adjusted (D)/(G)                                           5.3%                            3.1%
After-tax operating margin (E)/(G)                                                      7.7%            2.2%            3.6%
After-tax operating margin (F)/(H) (GAAP measure)                                       7.4%            1.7%            2.1%

Aetna/11

                       HEALTH CARE MEDICAL COST RATIOS (1)
                                 ($ in Millions)

                                                                                     Three Months Ended
                                                                                     ------------------
                                                                          March 31,      March 31,     December 31,
HEALTH CARE PREMIUMS:                                                       2003           2002           2002
                                                                            ----           ----           ----
Health Care Risk (A)                                                    $  3,269.0     $  4,044.8     $  3,538.3
Commercial Risk (B)                                                     $  3,045.2     $  3,766.3     $  3,299.5
Medicare HMO (C)                                                        $    223.8     $    274.0     $    238.7

HEALTH CARE COSTS:

Health Care Risk

Health care costs (D) (GAAP measure)                                    $  2,367.9     $  3,448.2     $  2,861.7
      Favorable development of prior-period medical cost estimates           164.0             --           35.0
                                                                        ----------     ----------     ----------
Health care costs - Adjusted (E)                                        $  2,531.9     $  3,448.2     $  2,896.7
                                                                        ==========     ==========     ==========
Commercial Risk

Health care costs (F) (GAAP measure)                                    $  2,191.3     $  3,226.7     $  2,657.1
      Favorable development of prior-period medical cost estimates           152.0             --           35.0
                                                                        ----------     ----------     ----------
Health care costs - Adjusted (G)                                        $  2,343.3     $  3,226.7     $  2,692.1
                                                                        ==========     ==========     ==========
Medicare HMO

Health care costs (H) (GAAP measure)                                    $    176.9     $    220.5     $    206.2
      Favorable development of prior-period medical cost estimates            12.0             --             --
                                                                        ----------     ----------     ----------
Health care costs - Adjusted (I)                                        $    188.9     $    220.5     $    206.2
                                                                        ==========     ==========     ==========

HEALTH CARE MEDICAL COST RATIOS:

Health Care Risk (D)/(A) (GAAP measure)                                       72.4%          85.3%          80.9%
Health Care Risk - Adjusted (E)/(A)                                           77.5%                         81.9%

Commercial Risk (F)/(B) (GAAP measure)                                        72.0%          85.7%          80.5%
Commercial Risk - Adjusted (G)/(B)                                            77.0%                         81.6%

Medicare HMO (H)/(C) (GAAP measure)                                           79.0%          80.5%          86.4%
Medicare HMO - Adjusted (I)/(C)                                               84.4%

(1) Health Care Risk includes all medical and dental risk products. Commercial Risk includes all medical and dental risk products except Medicare and Medicaid. Risk includes all medical and dental products for which the Company assumes all or a majority of health care cost, utilization, or other risk.